UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 13, 2014

PARAGON OFFSHORE plc

(Exact name of Registrant as specified in its charter)

England and Wales	001-36465	98-1146017
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

3151 Briarpark Drive, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +44 20 330 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Non-Employee Director Compensation

On August 14, 2014, the Board of Directors (the “Board”) of Paragon Offshore plc (the “Company”) approved the following compensation for the Company’s non-employee directors (the “Non-Employee Directors”) pursuant to the Company’s 2014 Director Omnibus Plan (the “Director Plan”).

Payment	Amount
Annual Cash Retainer	$50,000
Restricted Stock Units Award	15,856 restricted stock units
Non-Executive Chairman / Lead Director of the Board Annual Fee	$20,000
Audit Committee Chair Annual Fee	$15,000
Compensation Committee Chair Annual Fee	$10,000
Nominating & Corporate Governance Committee Chair Annual Fee	$10,000

Each restricted stock unit entitles the recipient to one (1) ordinary share of the Company upon vesting. These restricted stock units have a grant date of August 15, 2014 and will vest in full immediately prior to the Company’s 2015 annual general meeting of shareholders. In addition, each Non-Employee Director will receive a cash payment of $2,000 per meeting of the Board or applicable committee thereof attended by such Non-Employee Director. The amounts of cash compensation referenced above are annualized and will be paid to each non-employee director in quarterly installments in arrears on the last business day prior to the end of the fiscal quarter. Non-Employee Directors may elect to receive restricted stock units in lieu of all or a portion of such cash compensation. If a Non-Employee Director elects to receive restricted stock units in lieu of cash, such Non-Employee Director will receive a number of restricted stock units equal to 125% of the amount of cash compensation due to such Non-Employee Director for the applicable quarterly installment based upon the closing price of the Company’s ordinary shares on the last trading day immediately prior to payment. Each restricted stock unit granted in lieu of cash compensation will vest in full immediately prior to the Company’s 2015 annual general meeting of shareholders. Non-Employee Directors will also be reimbursed for any expenses associated with attending Board or committee meetings. These restricted stock unit awards were made pursuant to the terms and conditions of the Director Plan and the applicable award agreement thereunder.

Executive Officer Compensation

New Equity Awards

On August 14, 2014, the Compensation Committee of the Board approved equity awards under the Company’s 2014 Employee Omnibus Incentive Plan (the “Employee Plan”) for certain of the Company’s officers, including the following awards for the Company’s named executive officers and the Company’s President and Chief Executive Officer and Senior Vice President and Chief Financial Officer listed below:

Name	Restricted Stock Units
Randall D. Stilley President and Chief Executive Officer	211,416
Steven A. Manz Senior Vice President and Chief Financial Officer	71,353
Lee M. Ahlstrom Senior Vice President – Investor Relations, Strategy and Planning	63,424
Andrew W. Tietz Senior Vice President – Marketing and Contracts	63,424
William C. Yester Senior Vice President—Operations	79,281

Each restricted stock unit referenced above has a grant date of August 15, 2014 and entitles the recipient to one (1) ordinary share of the Company upon vesting. With respect to Messrs. Stilley, Manz and Ahlstrom, each restricted stock unit will vest on August 15, 2017. With respect to Messers. Tietz and Yester, 31,712 restricted stock units and 26,427 restricted stock units, respectively, will vest in three approximately equal installments on each of August 15, 2015, 2016 and 2017 and the remaining 31,712 restricted stock units and 52,854 restricted stock units, respectively, will vest on August 15, 2017. Each restricted stock unit will vest so long as such officer is employed by the Company or its affiliates at such time, unless vesting is otherwise accelerated or continues pursuant to the terms of the Employee Plan or the applicable award agreement thereunder. These restricted stock unit awards were made pursuant to the terms and conditions of the Employee Plan and the applicable award agreement thereunder.

Short Term Incentive Program

On August 13, 2014, the Compensation Committee approved the Company’s 2014 Short-Term Incentive Plan (the “2014 STIP”). The 2014 STIP gives participants, including the Company’s executive officers, the opportunity to earn annual cash bonuses in relation to specified target award levels defined as a percentage of their base salaries. The amount of such awards under the 2014 STIP were developed considering market data and internal equity, and advice from the Compensation Committee’s independent advisors.

The material provisions of the 2014 STIP are as follows:

•	Purpose: To tie annual cash bonuses directly to specific annual financial and operating goals, accomplishment of team and individual objectives, and other key accomplishments.

•	Plan Funding: The aggregate funding of the 2014 STIP is determined based on the following: 65 percent (65%) of the aggregate funding is determined by the financial performance of the Company (as measured by earnings before the deduction of interest, taxes, depreciation and amortization (“EBITDA”)) relative to an EBITDA target set by the Compensation Committee and (ii) 35 percent (35%) of the aggregate funding is determined by the safety performance of the Company (as measured by the Company’s lost time incident rate (“LTIR”), as defined by the International Association of Drilling Contractors (the “IADC”)) relative to an LTIR target set by the Compensation Committee.

•	Target Awards: For our named executive officers, a cash amount equal to 70 percent of base salary for the named executive officer with the lowest target award and a cash amount equal to 100 percent of base salary for the named executive officer with the highest target award.

•	Potential Range of Awards: For our named executive officers, a cash amount equal to between zero to 140 percent of base salary for the named executive officer with the highest target award and a cash amount equal to between zero to 200 percent of base salary for the named executive officer with the lowest target award.

•	Components: (1) Performance (50%) and (2) Achievement of Goals (50%)

•	Performance Component: The performance component comprises 50% of the total target 2014 STIP award and is calculated by measuring: (i) actual financial performance of the Company (as measured by the Company’s EBITDA for the current fiscal year) against the Company’s budgeted financial performance for the current fiscal year (the “Financial Performance Measure”) and (ii) safety performance of the Company (as measured by the Company’s LTIR) against the LTIR average of the IADC for the six month period ending on September 30, 2014 (the “Safety Performance Measure”). The performance component weighted as follows: 65 percent (65%) is based upon the Financial Performance Measure and 35 percent (35%) is based upon the Safety Performance Measure.

•	Achievement of Goals Component: Fifty percent (50%) of the total target 2014 STIP award is based on the achievement of specific individual, team and company goals, such as the Company’s financial results, strategic initiatives, operational performance and safety results as determined by the Compensation Committee.

The foregoing description of the 2014 STIP is a summary and is qualified in its entirety by reference to the full text of the 2014 STIP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Entry into Change of Control Employment Agreements

The Company or its subsidiaries have entered into change of control employment agreements (the “Change of Control Agreements”) with the following executive officers of the Company (collectively, the “Officers”):

Name	Title
Randall D. Stilley	President and Chief Executive Officer
Steven A. Manz	Senior Vice President and Chief Financial Officer
Lee M. Ahlstrom	Senior Vice President – Investor Relations, Strategy and Planning
Andrew W. Tietz	Senior Vice President – Marketing and Contracts
William C. Yester	Senior Vice President – Operations
Todd D. Strickler	Vice President, General Counsel and Corporate Secretary
Luis A. Jimenez	Vice President – Administration

The Change in Control Agreements become effective only upon a change of control of the Company (within the meaning set forth below). If (i) a defined change of control occurs and (ii) the employment of the Officer is terminated either by the Company or its subsidiaries (for reasons other than death, disability or cause) or by the Officer (for good reason) within three years of such change in control, which requirements can be referred to as a “double trigger,” the Officer will receive the following payments and benefits, as further described in the Change of Control Agreement:

•	a lump sum cash payment equal to the sum of: (i) the portion of the officer’s highest bonus paid in the last three (3) years before such change of control (the “Highest Bonus”) prorated for the current fiscal year, (ii) an amount equal to 18 times the highest monthly COBRA premium (within the meaning of Section 4980B of the United States Internal Revenue Code of 1986 (the “Code”)) during the 12-month period preceding the termination of the Officer’s employment, and (iii) any accrued vacation pay, in each case to the extent not theretofore paid;

•	a lump sum cash payment equal to two (2) times (or in the case of Mr. Stilley, three (3) times) the sum of such Officer’s annual base salary (based on the highest monthly salary paid in the 12 months prior to such change of control) and such Officer’s Highest Bonus;

•	welfare benefits for an 18-month period to the Officer and the Officer’s family at least equal to those that would have been provided had the Officer’s employment been continued. If, however, the Officer becomes reemployed with another employer and is eligible to receive welfare benefits under another employer provided plan, the welfare benefits provided by the Company and its affiliates would be secondary to those provided by the new employer;

•	a lump sum amount equal to the excess of: (i) the actuarial equivalent of the benefit under the qualified and nonqualified defined benefit retirement plans of the Company and its affiliated companies in which the Officer would have been eligible to participate had the officer’s employment continued for three (3) years from the date of such change of control over (ii) the actuarial equivalent of the Officer’s actual benefit under such plans;

•	outplacement services for six months (not to exceed $50,000); and

•	the 100 percent vesting of all benefits under the Employee Plan and any other similar plan to the extent such vesting is permitted under the Code.

A “change of control” is defined in the Change of Control Agreements to mean:

•	the acquisition by any individual, entity or group of 25 percent or more of the Company’s outstanding shares, but excluding any acquisition directly from the Company or by the Company, or any acquisition by any corporation under a reorganization, merger, amalgamation or consolidation if the conditions described below in the third bullet point of this definition are satisfied;

•	individuals who constitute the incumbent board of directors (as defined in the Change in Control Agreements) of the Company cease for any reason to constitute a majority of the board of directors;

•	consummation of a reorganization, merger, amalgamation or consolidation of the Company, unless following such a reorganization, merger, amalgamation or consolidation (i) more than 50 percent of the then outstanding ordinary shares (or equivalent security) of the company resulting from such transaction and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors are then beneficially owned by all or substantially all of the persons who were the beneficial owners of the outstanding shares immediately prior to such transaction, (ii) no person, other than the Company or any person beneficially owning immediately prior to such transaction 25 percent or more of the outstanding shares, beneficially owns 25 percent or more of the then outstanding ordinary shares (or equivalent security) of the company resulting from such transaction or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) a majority of the members of the board of directors of the company resulting from such transaction were members of the incumbent board of directors of the Company at the time of the execution of the initial agreement providing for such transaction;

•	consummation of a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, for which following such sale or other disposition, (i) more than 50 percent of the then outstanding ordinary shares (or equivalent security) of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors are then beneficially owned by all or substantially all of the persons who were the beneficial owners of the outstanding shares immediately prior to such sale or other disposition of assets, (ii) no person, other than the Company or any person beneficially owning immediately prior to such transaction 25 percent or more of the outstanding shares, beneficially owns 25 percent or more of the then outstanding ordinary shares (or equivalent security) of such company or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) a majority of the members of the board of directors of such company were members of the incumbent board of directors of the Company at the time of the execution of the initial agreement providing for such sale or other disposition of assets; or

•	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

However, a “change of control” will not occur as a result of a transaction if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii) either (A) the shareholdings for such holding company immediately following such transaction are the same as the shareholdings immediately prior to such transaction or (B) the shares of the Company’s voting securities outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the outstanding voting securities of such holding company immediately after giving effect to such transaction.

The provisions of these Change of Control Agreements are substantially similar to the change of control employment agreements Messers. Stilley, Ahlstrom and Yester had previously entered into with Noble Corporation plc and that were terminated in connection with the Company’s spin-off from Noble Corporation plc.

The foregoing description of the Change of Control Agreements is a summary and is qualified in its entirety by reference to the full text of the Form of Change of Control Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Paragon Offshore Services LLC 2014 Short-Term Incentive Program

10.2	—	Form of Change of Control Agreement between Paragon Offshore plc and certain officers thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paragon Offshore plc, a public limited company incorporated under the laws of England and Wales
Date: August 18, 2014
	By:	/s/ Steven A. Manz
	Name:	Steven A. Manz
	Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Paragon Offshore Services LLC 2014 Short-Term Incentive Program

10.2	—	Form of Change of Control Agreement between Paragon Offshore plc and certain officers thereof.